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                                                                      Exhibit 21


              SUBSIDIARIES OF CORE TECHNOLOGIES, PENNSYLVANIA, INC.


          Exclusive of inactive subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 28, 1997 had the following subsidiaries:


                                                    Place of
       Name                                         Incorporation
       ----                                         -------------

Airo Clean, Inc.                                    Delaware

Corel Corporate Seating, Inc.                       Delaware

Maris Equipment Company, Inc.                       Delaware






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